Exhibit 4.6

SECOND AMENDMENT

TO

ELECTRICITY DISTRIBUTION CONCESSION CONTRACT

No. 002/1997-ANEEL/CEMIG-ÁREA NORTE

(NORTH AREA)

COMPANHIA ENERGETICA DE MINAS GERAIS — CEMIG

The BRAZILIAN FEDERAL GOVERNMENT, hereinafter referred to as the CONCESSION-GRANTING POWER, under its powers conferred by Article 21, Sub-item XII, Subclause “b” of the Brazilian Constitution, upon delegation of competence by Decree 4932 of December 23, 2003, as amended by Decree 4970 of January 30, 2004, to the BRAZILIAN NATIONAL ELECTRICITY AGENCY — ANEEL, with head office at SGAN, Quadra 603, Module “I”, Brasília, Federal District, registered in the CNPJ/MF under No. 02.270.669/001-29, represented by its Director-General, JERSON KELMAN, bearer of Identity Card RG 2.676.547, issued by the SSP/DF, and CPF 155.082.937.87, pursuant to §3 of Article 3-A of Law 9427 of December 26, 1996, and the terms of sub-item V, Article 10, of Appendix I — Regulations Structure, approved by Decree 2335 of October 6, 1997, hereinafter referred to as ANEEL,

COMPANHIA ENERGÉTICA DE MINAS GERAIS — CEMIG, a holder of a concession for public electricity generation, transmission and distribution service, with head office in the Municipality of Belo Horizonte, State of Minas Gerais, at Avenida Barbacena 1200, District of Santo Agostinho, registered in the CNPJ/MF under No. 17.155.730/0001-64, hereinafter referred to as the ASSIGNOR, herein represented in accordance with its Bylaws by its Director-President DJALMA BASTOS DE MORAIS, bearer of Identity Card RG 911214, issued by the Army Ministry, and CPF 006.633.526-49, and by its Chief Energy Distribution and Sales Officer JOSE MARIA DE MACEDO, bearer of Identity Card RG 6494/D issued by CREA/MG and CPF 002.033.351-04, and

CEMIG DISTRIBUIÇÃO S.A., a wholly owned subsidiary of Companhia Energética de Minas Gerais — CEMIG, with head office in the Municipality of Belo Horizonte, State of Minas Gerais, at Avenida Barbacena 1200, District of Santo Agostinho, registered in the CNPJ/MF under No. 06.981.180/001-16, hereinafter referred to as the CONCESSION HOLDER, herein represented in accordance with its Bylaws by its Director-President DJALMA BASTOS DE MORAIS, bearer of Identity Card RG 911214, issued by the Army Ministry, and CPF 006.633.526-49, and by its Chief Energy Distribution and Sales Officer JOSE MARIA DE MACEDO, holder of Identity Card RG 6494/D issued by CREA/MG and CPF 002.033.351-04, with the STATE OF MINAS GERAIS, hereinafter referred to as the CONTROLLING STOCKHOLDER, as consenting and intervening party, herein represented by its Governor AÉCIO NEVES DA CUNHA,

do hereby, by this instrument and in the best form of law, sign the Second Amendment to Electricity Distribution Concession Contract 002/1997-CEMIG — Área Norte, signed on June 18, 1997, as follows:

WHEREAS

-               within the assumptions of the new model for the Brazilian electricity sector, companies that hold distribution service concessions may not operate in activities of generation and transmission, nor carry out the other activities listed in §5, Article 4 of Law 9074 of July 7, 1995, as amended by Article 8 of Law 10848, of March 15, 2004;

-               Minas Gerais State Law 15290, of August 4, 2004, authorized the stockholding reorganization of Companhia Energética de Minas Gerais — CEMIG, to segregate its activities, as established by Clause 14 of Electricity Distribution Concession Contract No. 002/1997 — CEMIG/Área Norte, signed on July 10, 1997;

-               by ANEEL Authorizing Resolution 407, of December 20, 2004, ANEEL agreed to the proposal for transfer of the concessions and stockholders’ equity of Companhia Energética de Minas Gerais — CEMIG, for the purposes of stockholding restructuring and segregation of the activities of generation, transmission and distribution of electricity, with the consequent transfer of goods, plant, premises, rights and obligations to the wholly-owned subsidiary constituted for this specific purpose;

the parties have now decided to sign this First Amendment to Electricity Distribution Concession Contract No. 002/1997 — CEMIG, entered into on July 10, 1997, on the following terms and conditions.

CLAUSE ONE — THE OBJECT

The object of the present Amendment is to formalize the transfer of the concession of the public electricity distribution service concession, with the consequent transfer of assets and plant, rights and obligations to the wholly-owned subsidiary CEMIG DISTRIBUIÇÃO S.A., as established by CLAUSE FOURTEEN — GENERAL PROVISIONS, of Distribution Concession Contract 002/1997 — CEMIG-ÁREA NORTE in accordance with Authorizing Resolution 407, of December 20, 2004.

CLAUSE TWO — PRIOR KNOWLEDGE

CEMIG DISTRIBUIÇÃO S.A. warrants that it is aware of the entire content of Concession Contract 002/1997 — CEMIG-ÁREA NORTE, and undertakes to comply with all the clauses and conditions of that contract and its amendments.

CLAUSE THREE — RATIFICATION

All the other Clauses and conditions of Electricity Transmission Concession Contract 002/1997 — CEMIG-ÁREA NORTE, as amended by the First Amendment, signed on March 31, 2005, are hereby ratified, and those not expressly modified by this present Amendment remain valid and unchanged, and all their provisions are subrogated for all purposes to the company CEMIG DISTRIBUIÇÃO S.A.

Being thus agreed, the parties caused the present instrument to be prepared in 4 (four) copies, which are signed by the representatives of ANEEL, COMPANHIA ENERGÉTICA DE MINAS GERAIS — CEMIG, CEMIG  DISTRIBUIÇÃO S.A. and the CONTROLLING STOCKHOLDER, jointly with the witnesses identified below.

Brasília, September 16, 2005

FOR ANEEL:

(Signature)

JERSON KELMAN Director-General

FOR THE ASSIGNOR:

( Signature )	( Signature )

DJALMA BASTOS DE MORAIS	JOSÉ MARIA DE MACEDO
Director-President	Chief Energy Distribution and Sales Officer

FOR THE CONCESSION HOLDER:

( Signature )	( Signature )

DJALMA BASTOS DE MORAIS	JOSÉ MARIA DE MACEDO
Director-President	Chief Energy Distribution and Sales Officer

FOR THE CONTROLLING STOCKHOLDER:

( Signature )

AÉCIO NEVES DA CUNHA
Governor of the State of Minas Gerais

WITNESSES:

( Signature )	( Signature )

Name: Jandir Amorim Nascimento;	Name: Sérgio Luiz Costa Leão;
RG: 122 423 SIC/GO;	RG: M 751 437 SSP/MG
CPF: 057 353 601-59	CPF: 372 754 026-53